Exhibit 99.1
Corporate Property Associates 15 Incorporated
Supplemental Information
As of December 31, 2010
As used in this supplemental package, the terms “the Company,” “we,” “us” and “our” include Corporate Property Associates 15 Incorporated (“CPA®:15”), its consolidated subsidiaries and predecessors, unless otherwise indicated.
Important Note Regarding Non-GAAP Financial Measures
This supplemental package includes non-GAAP measures, including funds from operations (“FFO”), funds from operations — as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measures are provided in this supplemental package.
Forward-Looking Statements
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the SEC, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2010. We do not undertake to revise or update any forward-looking statements.

Executive Offices	Investor Relations
50 Rockefeller Plaza	Susan C. Hyde
New York, NY 10020	Managing Director & Director of Investor Relations
Tel: 1-800-WPCAREY or (212) 492-1100	W. P. Carey & Co. LLC
Fax: (212) 492-8922	Phone: (212) 492-1151
Web Site Address: www.CPA15.com

Corporate Property Associates 15 Incorporated
Reconciliation of Net Income (Loss) Attributable to CPA®:15 Shareholders to Funds From Operations — as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended December 31,			Years ended December 31,
	2010	2009	2008	2010	2009	2008
Net income (loss) attributable to CPA®:15 shareholders	$20,806	$6,451	$(12,288)	$59,777	$(248)	$28,694 (a)
Adjustments:
Depreciation and amortization of real property	14,257	17,164	15,783	59,179	63,285	64,724
Gain on sale of real estate	(33,164)	(1,496)	(628)	(33,001)	(11,332)	(718)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	2,019	1,903	2,028	8,360	8,109	8,393
Loss (gain) on sale of real estate	41	—	—	(196)	(3)	—
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	13,542	(4,247)	(4,415)	2,208	(12,983)	(18,603)

Total adjustments	(3,305)	13,324	12,768	36,550	47,076	53,796

FFO — as defined by NAREIT	17,501	19,775	480	96,327	46,828	82,490

Adjustments:
Gain on deconsolidation of subsidiary	—	—	—	(11,493)	—	—
(Gain) loss on extinguishment of debt	—	(1,534)	—	—	500	—
Other depreciation, amortization and non-cash charges	(1,026)	387	4,427	(708)	(1,451)	5,436
Straight-line and other rent adjustments	615	(1,011)	2,001	1,133	(604)	5,817
Impairment charges	14,796	9,129	23,508	18,176	56,345	40,741
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO:
Other depreciation, amortization and non-cash charges	64	363	117	329	441	1,331
Straight-line and other rent adjustments	(522)	155	130	18	771	563
Impairment charges	471	3,702	910	9,621	10,284	1,310
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(5,302)	118	(2,790)	(5,374)	(3,970)	(7,396)

Total adjustments	9,096	11,309	28,303	11,702	62,316	47,802

AFFO (b)	$26,597	$31,084	$28,783	$108,029	$109,144	$130,292

AFFO per share (c)	$0.23	$0.27	$0.26	$0.94	$0.96	$1.14

Weighted average shares outstanding	128,313,187	125,639,190	127,858,792	127,312,274	125,834,605	128,588,054

(a)	Net income for the year ended December 31, 2008 included the recognition of $9.1 million received from our advisor (a subsidiary of W. P. Carey & Co. LLC) in connection with the settlement of an SEC investigation.

(b)	The amounts previously furnished for the three months and year ended December 31, 2009 of $35.7 million and $124.0 million, respectively, have been revised in the table above to correct an inadvertent calculation error.

(c)	Numerator for AFFO per share calculation:

AFFO	$26,597	$31,084	$28,783	$108,029	$109,144	$130,292
Add: Issuance of shares to an affiliate in satisfaction of fees due	2,766	2,833	3,996	11,066	11,492	15,915

AFFO numerator in determination of AFFO per share	$29,363	$33,917	$32,779	$119,095	$120,636	$146,207

Non-GAAP Financial Disclosure
Funds from Operations (“FFO”) is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are to be included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.
We modify the NAREIT computation of FFO to include other adjustments to GAAP net income for certain non-cash charges, where applicable, such as gains or losses from extinguishment of debt and deconsolidation of subsidiaries, amortization of intangibles, straight-line rents, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We refer to our modified definition of FFO as “Funds from Operations — as Adjusted,” or AFFO, and we employ it as one measure of our operating performance when we formulate corporate goals and evaluate the effectiveness of our strategies. We exclude these items from GAAP net income, as they are not the primary drivers in our decision-making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. As a result, we believe that AFFO and AFFO per share are useful supplemental measures for investors to consider because it will help them to better understand and measure the performance of our business over time without the potentially distorting impact of these short-term fluctuations.

Corporate Property Associates 15 Incorporated
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Years ended December 31,
	2010	2009	2008
Cash flow provided by operating activities — as reported	$166,940	$160,033	$180,789
Adjustments:
Distributions received from equity investments in real estate in excess of equity income, net (a)	5,318	7,414	4,320
Distributions paid to noncontrolling interests, net (b)	(32,424)	(35,911)	(50,033)
Changes in working capital (c)	(3,724)	4,653	1,703
Advisor settlement (d)	—	—	(9,111)

Adjusted cash flow from operating activities (e) (f)	$136,110	$136,189	$127,668

Adjusted cash flow per share	$1.07	$1.08	$0.99

Distributions declared per share	$0.7246	$0.7151	$0.6902

Payout ratio (distributions per share/adjusted cash flow per share)	68%	66%	70%

Weighted average shares outstanding	127,312,274	125,834,605	128,588,054

(a)	To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.

(c)	Timing differences arising from the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow provided by operating activities to record such amounts in the period in which the item was actually recognized. In addition, an adjustment to exclude the impact of escrow funds was introduced in 2009 as more often than not these funds are released to the lender.

(d)	In April 2008, we received $9.1 million from our advisor (a subsidiary of W. P. Carey & Co. LLC) in connection with the settlement of an SEC investigation.

(e)	The amount previously furnished for the year ended December 31, 2009 of $137.2 million has been revised in the table above to correct an inadvertent calculation error.

(f)	The amount previously furnished for the year ended December 31, 2008 of $144.5 million has been revised in the table above to reflect the actual cash distributed to foreign noncontrolling interests in the period.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash flow from operating activities (as computed in accordance with GAAP) adjusted, where applicable, primarily to: add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity income; subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate; and eliminate changes in working capital. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash flow provided by operating activities to reflect these actual cash receipts and cash payments, as well as eliminating the effect of timing differences between the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized may give investors additional information about our actual cash flow that is not incorporated in cash flow from operating activities as defined by GAAP.
We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations as it gives investors important information about our liquidity that is not provided within cash flow from operating activities as defined by GAAP, and we use this measure when evaluating distributions to shareholders.

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of December 31, 2010 (Unaudited)
Top Ten Tenants by Rent (Pro Rata Basis)
(in thousands)

	Annualized Contractual
Tenant/Lease Guarantor	Minimum Base Rent	Percent
Hellweg Die Profi-Baumärkte GmbH & Co KG (a)	$24,806	10%
U-Haul Moving Partners, Inc. and Mercury Partners, L.P.	18,742	8%
OBI A.G. (a)	11,862	5%
Universal Technical Institute Holdings, Inc.	9,954	4%
Carrefour France SAS (a)	8,831	4%
Life Time Fitness, Inc.	8,759	4%
Marriott Corporation	8,406	4%
True Value Company	6,825	3%
Foster Wheeler	6,227	3%
Pohjola Non-Life Insurance Company LTD (a)	5,170	2%

Total	$109,582	47%

Weighted Average Lease Term for Portfolio:	10.8 years
CPA®:15 Historical Occupancy

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.
(b)	Percentage of the portfolio’s total pro rata square footage that was subject to lease.

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of December 31, 2010 (Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands)

	Annualized Contractual
Region	Minimum Base Rent	Percent
U.S.
West	$45,294	19%
South	42,473	18%
East	37,829	16%
Midwest	35,026	15%

U.S. Total	160,622	68%

International
Germany	30,204	13%
France	19,179	8%
Poland	11,863	5%
Finland	10,128	4%
Belgium	1,544	1%
United Kingdom	1,332	1%

International Total	74,250	32%

Total	$234,872	100%

	Annualized Contractual
Property Type	Minimum Base Rent	Percent
Office	$50,759	22%
Industrial	47,515	20%
Retail	47,094	20%
Warehouse/Distribution	33,668	14%
Self-Storage	18,742	8%
Sports	12,033	5%
Education	11,923	5%
Hospitality	8,406	4%
Other Properties (a)	4,732	2%

Total	$234,872	100%

(a)	Includes rent from tenants with the following property types: nursing home (1.4%) and theater (0.6%).

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of December 31, 2010 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands)

	Annualized Contractual
Industry Type (a)	Minimum Base Rent	Percent
Retail Trade	$59,650	25%
Electronics	23,865	10%
Healthcare, Education and Childcare	20,970	9%
Business and Commercial Services	14,458	6%
Leisure, Amusement, Entertainment	13,533	6%
Chemicals, Plastics, Rubber, and Glass	12,462	5%
Buildings and Real Estate	12,182	5%
Hotels and Gaming	8,406	4%
Automobile	8,023	3%
Construction and Building	7,471	3%
Transportation — Personal	6,560	3%
Media: Printing and Publishing	6,007	3%
Federal, State and Local Government	5,958	3%
Beverages, Food, and Tobacco	5,703	2%
Telecommunications	5,543	2%
Insurance	5,170	2%
Aerospace and Defense	4,349	2%
Consumer and Durable Goods	3,899	2%
Machinery	3,625	2%
Transportation — Cargo	3,216	1%
Other (b)	3,822	2%

Total	$234,872	100%

(a)	Based on the Moody’s Investors Service, Inc. classification system and information provided by the tenant.

(b)	Includes rent from tenants in the following industries: forest products and paper (0.6%), consumer non-durable goods (0.6%), and mining, metals and primary metal industries (0.5%).